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                                                                   Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this current report on Form 8-K of Spieker Properties, L.P. dated September 22, 1997, of our reports dated September 9, 1997, on the statements of revenues and certain expenses of the Kennedy Portfolio, for the year ended December 31, 1996.





San Francisco, California                       ARTHUR ANDERSEN LLP
September 22, 1997